Exhibit 99.1

Cable One Completes Acquisition of Hargray Communications

May 3, 2021 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today announced the completion of its acquisition of the remaining equity interests in Hargray Acquisition Holdings, LLC (“Hargray”) that it did not already own.

Hargray is a leading facilities-based regional communications provider serving nearly 125,000 residential and business customers in 14 markets across Alabama, Florida, Georgia and South Carolina. Hargray offers gigabit-capable services to approximately 99% of its customers. Approximately 60% of Hargray’s total revenues for the 12-month period ended December 31, 2020 were derived from residential data and business services customers.

“We look forward to expanding our footprint into high-quality markets in Florida, Georgia and South Carolina, as well as reentering the Alabama market. The Hargray team has built a reputation of providing superior service and customer support to residential and business customers in these areas and we are excited to further build upon that legacy,” said Julie Laulis, President and CEO of Cable One. “I am thrilled to welcome our new Hargray associates to Cable One as we work together toward our shared focus of connecting customers and communities to what matters most.”

“It has been my privilege to serve as CEO of Hargray for the last 14 years as we have pursued our purpose of empowering people and communities to connect and thrive,” said Michael Gottdenker, Chairman and CEO of Hargray.  “I am confident that under Cable One's ownership we will continue to pursue this purpose for our colleagues, customers and the communities we serve.”

About Cable One
Cable One, Inc. (NYSE: CABO) is a leading broadband communications provider serving more than 1.1 million residential and business customers in 24 states through its Sparklight® and Clearwave® brands. Sparklight provides consumers with a wide array of connectivity and entertainment services, including high-speed internet and advanced Wi-Fi solutions, cable television and phone service. Sparklight Business and Clearwave provide scalable and cost-effective products for businesses ranging in size from small to mid-market, in addition to enterprise, wholesale and carrier customers.

CONTACTS:
Trish Niemann
Senior Director, Corporate Communications
602.364.6372
patricia.niemann@cableone.biz

Steven Cochran
Chief Financial Officer
investor_relations@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition as well as anticipated impacts from, and the Company’s responses to, the COVID-19 pandemic. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of the Company’s expansion into Alabama, Florida, Georgia and South Carolina and future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s latest Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”):

●	risks that the Company may fail to realize the benefits anticipated from its acquisition of the remaining equity interests in Hargray;
●	the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, financial condition, results of operations and cash flows;
●	rising levels of competition from historical and new entrants in the Company’s markets;
●	recent and future changes in technology;
●	the Company’s ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	the Company’s ability to obtain hardware, software and operational support from vendors;
●	risks relating to existing or future acquisitions and strategic investments by the Company;
●	risks that the implementation of the Company’s new enterprise resource planning system disrupts business operations;
●	the integrity and security of the Company’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
●	additional regulation of the Company’s video and voice services;
●	the Company’s ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
●	the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
●	risks associated with the Company’s convertible indebtedness;
●	the Company’s ability to continue to pay dividends;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
●	adverse economic conditions;
●	fluctuations in the Company’s stock price;
●	dilution from equity awards, convertible indebtedness and potential future convertible note and stock issuances;
●	damage to the Company’s reputation or brand image;
●	the Company’s ability to retain key employees;
●	the Company’s ability to incur future indebtedness;
●	provisions in the Company’s charter that could limit the liabilities for directors; and
●	the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to its latest Annual Report on Form 10-K.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.